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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 _____________

                                    FORM 8-K
                                 _____________

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  September 8, 2003



                                Friedman's Inc.
             (Exact name of registrant as specified in its charter)




          Delaware                       0-22356                   58-20583
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)



                             171 Crossroads Parkway
                            Savannah, Georgia  31422
                    (Address of principal executive offices)

                                 (912) 233-9333
              (Registrant's telephone number, including area code)

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Item 5.  Other Events and Required Regulation FD Disclosure.

     We, along with 13 other defendants, including Crescent Jewelers and Whitehall Jewellers, have recently been sued by Capital Factors, Inc., a receivables factoring company that factored the accounts receivable of one of our former vendors, Cosmopolitan Gem Corporation. Capital Factors alleges that the defendants intentionally or negligently participated with Cosmopolitan in the misrepresentation of the balance of Cosmopolitan's accounts receivable, the effect of which was to induce Capital Factors to continue to advance funds to Cosmopolitan. Capital Factors also alleges that Cosmopolitan's customers improperly made payments on accounts with Cosmopolitan directly to Cosmopolitan. In general, Capital Factors alleges damages against all defendants of not less than $30 million and seeks punitive damages. Friedman's, Crescent, and at least one other party to the Capital Factors lawsuit have recently been contacted by the Securities and Exchange Commission, which has opened an informal inquiry into the allegations contained in the lawsuit. We intend to fully cooperate with the SEC and provide the SEC with any information that it may request from us in that regard.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Friedman's Inc.
                                               (Registrant)



Date:  September 11, 2003                      By: /s/ Victor M. Suglia
                                                   ------------------------
                                                   Victor M. Suglia
                                                   Senior Vice President,
                                                   Chief Financial Officer,
                                                   Treasurer and Secretary